                As filed with the Securities and Exchange Commission
                                  on June 30, 1998

                                        Registration Number 33-56351


                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549
                         ___________________________________


                           POST-EFFECTIVE AMENDMENT NO. 1
                                         TO
                           FORM S-4 REGISTRATION STATEMENT
                          UNDER THE SECURITIES ACT OF 1933
                         ___________________________________


                                CERIDIAN CORPORATION
               (Exact name of registrant as specified in its charter)

               DELAWARE                 7374           52-0278528
               (State of           (Primary Standard   (I.R.S.
                incorporation)     (Classification     Employer
                                     Code Number)      Identification
                                                       Number)


                               8100 34th Avenue South
                            Minneapolis, Minnesota 55425
                                    612-853-8100
          (Address and telephone number of Registrant's principal executive offices)
                                ____________________


                                   John A. Haveman
                            Vice President and Secretary



                                Ceridian Corporation
                               8100 34th Avenue South
                            Minneapolis, Minnesota 55425
                                   (612) 853-7425
              (Name, address and telephone number of agent for service)

          CERIDIAN CORPORATION

          Deregistration of Securities.

               The acquisition shelf Registration Statement on Form S-4, File Number 33-56351, filed by Ceridian Corporation ("Ceridian") covering 5,000,000 shares of Ceridian common stock was declared effective by the Securities Exchange Commission (the "Commission") on May 16, 1995. Ceridian utilized 1,568,354 of the shares registered under this registration statement to effect a number of minor acquisitions which had an immaterial effect on Ceridian. Ceridian has determined that it will not seek to utilize the remainder of the shares registered under this Registration Statement, and has decided to terminate the offering and remove from registration the 3,431,646 share balance under this Registration Statement which currently remain unsold.

               As a result, Ceridian hereby removes from registration the 3,431,646 shares of its common stock that were previously registered under its Form S-4 Registration Statement File Number 33-56351 and that remain unsold as of the date hereof, and hereby files this Post-Effective Amendment No. 1 for that purpose.

                                        SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to its Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, as of June 30, 1998.

                                        CERIDIAN CORPORATION


                                        By:  /s/ John A. Haveman
                                             John A. Haveman
                                             Vice President and Secretary



               Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 has been signed as of June 30, 1998 by the following persons in the capacities indicated.


          */s/ Lawrence Perlman              */s/ Richard G. Lareau
          Lawrence Perlman                   Richard G. Lareau, Director
          Chairman and Chief Executive Officer
          (Principal Executive Officer and Director)
                                             Ronald T. LeMay, Director
          */s/ J.R. Eickhoff
          J. R. Eickhoff
          Executive Vice President
          and Chief Financial Officer        George R. Lewis, Director
          (Principal Financial Officer)
                                             */s/ Charles Marshall
          */s/ Loren D. Gross                Charles Marshall, Director
          Loren D. Gross
          Vice President and
          Corporate Controller
          (Principal Accounting Officer)     Ronald A. Matricaria, Director


                                             Carole J. Uhrich, Director
          */s/ Ruth M. Davis
          Ruth M. Davis, Director            */s/ Richard W. Vieser
                                             Richard W. Vieser, Director

                                             */s/ Paul S. Walsh
          Robert H. Ewald, Director          Paul S. Walsh, Director


          *By: /s/ John A. Haveman
               Attorney-in-fact